EXHIBIT 32.2

CERTIFICATION BY THE
CHIEF FINANCIAL OFFICER RELATING TO A PERIODIC REPORT
CONTAINING FINANCIAL STATEMENTS

I, John O’Keefe, Chief Financial Officer, of Ivanhoe Energy Inc. (the “Company”), hereby certify that:

(a)     the Company’s periodic report on Form 10-Q for the quarterly period ended June 30, 2003 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and related interpretations; and

(b)     the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

Chief Financial Officer

By:	/s/ John O’Keefe

John O’Keefe

Date: August 5, 2003